Exhibit 99.1

                  Leiner Health Products Reports Fourth Quarter and Full Year 2006 Results; Gross Margin Continues to Improve

    CARSON, Calif.--(BUSINESS WIRE)--June 14, 2006--Leiner Health Products Inc. today announced its financial results for the fourth quarter and full year ended March 25, 2006.
    Net sales for the quarter were $173.8 million compared to $174.6 million for the same period in fiscal 2005, a 0.4% decrease. Modest growth in US sales in Q4 of fiscal 2006 was offset by a $5.4 million sales decline in Canada. The US sales increase stems from the continued growth of joint care products and sales from the PFI acquisition. For the twelve months of fiscal 2006, net sales totaled $669.6 million compared to $684.9 million in the same period of fiscal 2005, a 2.2% decrease. US sales increased by nearly $4 million in fiscal 2006 but this was overshadowed by a $19.1 million decrease in Canadian sales in the period, a 25.8% decline. The decline in year to year Canadian sales resulted from the decision of a significant OTC supplier to supply certain products directly to retail customers. US sales were adversely impacted by the decline in sales of vitamin E, which is a higher margin product, and the absence of branded new product sales.
    Leiner reported net income of $ .4 million for the quarter, compared to net income of $6.4 million for the same period in fiscal 2005. Gross profit improved in Q4 of fiscal 2006 to 24.5% versus 24.0% in Q4 of fiscal 2005. Despite the improvement in gross margin, net income declined in Q4 FY06 primarily from higher restructuring charges, interest expenses, and PFI integration costs.
    For the twelve months of fiscal 2006, Leiner recognized a net loss of $3.8 million, compared to a net loss of $47.9 million for the same period of fiscal 2005, which included $88.0 million of recapitalization charges. Gross profit declined to $136 million for fiscal 2006 compared to $172 million in FY05, and gross margin was 20.4% for fiscal 2006, compared to 25.1% in fiscal 2005. Gross margin in FY06 was diluted by the 16.5% margins in the first six months of the fiscal year, resulting from the movement in product mix away from higher margin vitamin E to joint care products, which experienced high raw material costs due to changing market conditions. Unabsorbed fixed manufacturing costs due to customer inventory reductions and reserves for product returns also impacted gross profit in the first six months of the fiscal year.
    Credit Agreement EBITDA for the quarter was $20.8 million, compared to $22.1 million for the same period in fiscal 2005. For the twelve months of fiscal 2006, Credit Agreement EBITDA was $74.8 million, compared to $88.4 million for the same period of fiscal 2005. Credit Agreement EBITDA is a financial measure used in the company's Credit Agreement, which required Leiner to have met a Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio and a Credit Agreement EBITDA to Consolidated Interest Expense Ratio. Leiner was in compliance with these financial covenants as of March 25, 2006. As previously announced, the Company's financial covenants were amended through unanimous approval by its secured lenders, effective September 23, 2005 (Credit Agreement Amendment). Credit Agreement EBITDA is a non-GAAP measure that should not be considered an alternative to income from operations or net income (loss) as a measure of operating results or cash flows as a measure of liquidity. See the "Calculation of Credit Agreement EBITDA" on page six for a reconciliation of Credit Agreement EBITDA to net income (loss) computed under U.S. generally accepted accounting principles (GAAP).
    Robert Kaminski, Chief Executive Officer, commented, "The reengineering accomplished in fiscal 2006 will serve the company well in the future. Significant landscape changes have taken place during fiscal 2006 in numerous areas including product mix, customer inventories, global sourcing and quality initiatives, and a substantial restructuring of the Leiner team. The principal drivers of the company's return to more normal profitability include continued benefits from its scale position in high quality global joint care raw material sourcing and continued full utilization of the company's manufacturing plants." Mr. Kaminski continued, "The fact that fourth quarter gross margins have returned to 24.5% is evidence of the hard work of the men and women of Leiner and the teamwork between Leiner and its valued supplier partners."

    Conference Call Information

    Leiner will conduct a conference call on Thursday, June 15, 2006 at 11:00 a.m. Eastern Time to discuss fourth quarter and fiscal 2006 results. The public is invited to attend. The dial-in number for the call is 706-634-0167. The call is also being webcast and can be accessed through the "Investor Information" section of the company's website, www.leiner.com. For those who cannot listen to the live broadcast, a telephone replay of the call will be available from June 15, at 2:00 p.m. Eastern Time through June 22, 2006, and can be accessed by dialing 706-645-9291, conference ID #1222390. An archived webcast will also be available on Leiner's website.
    Additional information regarding Leiner's fiscal 2006 will be contained in the company's Annual Report on Form 10-K, which will be posted on the company's website, www.leiner.com, by 5:00 p.m. PST, June 23, 2006. The Annual Report on Form 10-K will also be available through the SEC's website, www.sec.gov.

    About Leiner Health

    Founded in 1973, Leiner Health Products, headquartered in Carson, Calif., is America's leading manufacturer of store brand vitamins, minerals, and nutritional supplements and its second largest supplier of over-the-counter pharmaceuticals in the food, drug, mass merchant and warehouse club (FDMC) retail market, as measured by retail sales. Leiner provides nearly 50 FDMC retailers with over 3,000 products to help its customers create and market high quality store brands at low prices. It also is the largest supplier of vitamins, minerals and nutritional supplements to the US military. Leiner markets its own brand of vitamins under YourLife(R) and sells over-the-counter pharmaceuticals under the Pharmacist's Formula(R) name. Last year, Leiner distributed over 28 billion doses that help offer consumers high quality, affordable choices to improve their health and wellness.

    Forward-looking Statement

    This press release contains "forward-looking statements" that are subject to risks and uncertainties. These statements often include words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or similar expressions. These statements are only predictions. In addition to risks and uncertainties noted in this press release, there are risks and uncertainties that could cause the company's actual operating results to differ materially from those anticipated by some of the statements made. Such risks and uncertainties include: (i) slow or negative growth in the vitamin, mineral, supplement or over-the-counter pharmaceutical industry; (ii) adverse publicity regarding the consumption of vitamins, minerals, supplements or over-the-counter pharmaceuticals; (iii) increased competition; (iv) increased costs; (v) increases in the cost of borrowings and/or unavailability of additional debt or equity capital;
(vi) changes in general worldwide economic and political conditions in the markets in which the company may compete from time to time; (vii) the inability of the company to gain and/or hold market share of its customers; (viii) exposure to and expenses of defending and resolving product liability claims and other litigation; (ix) the ability of the company to successfully implement its business strategy; (x) the inability of the company to manage its operations efficiently; (xi) consumer acceptance of the company's products; (xii) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators; (xiii) the mix of the company's products and the profit margins thereon; and (xiv) the availability and pricing of raw materials. The company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                      Leiner Health Products Inc.
            Condensed Consolidated Statements of Operations
                            (in thousands)

                              Three months ended   Twelve months ended
                              -------------------- -------------------

                               March 26, March 25, March 26, March 25,
                                 2005      2006      2005      2006
                               --------- --------- --------- ---------
                                    Unaudited
Net sales                      $174,552  $173,796  $684,901  $669,561
Cost of sales                   132,715   131,211   512,871   533,215
                               --------- --------- --------- ---------

Gross profit                     41,837    42,585   172,030   136,346
Marketing, selling and
 distribution expenses           14,662    15,054    58,532    58,444
General and administrative
 expenses                         7,310    10,134    34,134    35,725
Research and development
 expenses                         1,318     1,252     5,299     4,551
Amortization of other
 intangibles                         10       609       250       638
Restructuring charges                 -     2,531         -     3,836
Recapitalization expenses            19         -    87,982         -
Other operating expense             732        72     2,386     1,113
                               --------- --------- --------- ---------

Operating income (loss)          17,786    12,933   (16,553)   32,039
Interest expense, net             7,923     9,683    32,346    36,869
                               --------- --------- --------- ---------

Income (loss) before income
 taxes                            9,863     3,250   (48,899)   (4,830)
Provision for (benefit from)
 income taxes                     3,497     2,887      (987)   (1,062)
                               --------- --------- --------- ---------

Net income (loss)                 6,366       363   (47,912)   (3,768)

Accretion on preferred stock          -         -   (39,212)        -
                               --------- --------- --------- ---------

Net income (loss) attributable
 to common shareholder           $6,366      $363  $(87,124)  $(3,768)
                               ========= ========= ========= =========



                      Leiner Health Products Inc.
                 Condensed Consolidated Balance Sheets
               (dollars in thousands, except share data)

ASSETS                                             March 26, March 25,
                                                     2005      2006
                                                   --------- ---------

Current assets:
  Cash and cash equivalents                         $16,951    $7,731
  Accounts receivable, net of allowances of $3,113
   and $3,545 at March 26, 2005 and March 25, 2006,
   respectively                                      80,250    73,211
  Inventories                                       164,910   165,714
  Income tax receivable                               2,310        56
  Prepaid expenses and other current assets          17,492    16,484
                                                   --------- ---------

      Total current assets                          281,913   263,196
Property, plant and equipment, net                   65,554    72,618
Goodwill                                             52,317    58,245
Other noncurrent assets                              17,014    22,039
                                                   --------- ---------

      Total assets                                 $416,798  $416,098
                                                   ========= =========

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
  Accounts payable                                 $101,639   $77,648
  Accrued compensation and benefits                   9,634     9,994
  Customer allowances payable                         9,576    10,522
  Accrued interest                                    9,093    10,436
  Other accrued expenses                             13,304    17,214
  Current portion of long-term debt                   5,536     4,898
                                                   --------- ---------

      Total current liabilities                     148,782   130,712
Long-term debt                                      390,990   397,719
Other noncurrent liabilities                              -     2,749
                                                   --------- ---------

      Total liabilities                             539,772   531,180
Commitments and contingencies
  Common stock, $0.01 par value; 3,000,000 shares
   authorized, 1,000  issued and outstanding at
   March 26, 2005 and March 25, 2006                      -         -
  Capital in excess of par value                        469    13,489
  Accumulated deficit                              (126,357) (130,125)
  Accumulated other comprehensive income              2,914     1,554
                                                   --------- ---------

      Total shareholder's deficit                  (122,974) (115,082)
                                                   --------- ---------

      Total liabilities and shareholder's deficit  $416,798  $416,098
                                                   ========= =========



                      Leiner Health Products Inc.
                Calculation of Credit Agreement EBITDA
                            (in thousands)

                                Three months ended Twelve months ended
                                ------------------ -------------------

                               March 26, March 25, March 26, March 25,
                                  2005      2006      2005      2006
                                --------  --------  --------- --------
                                     Unaudited
Net income (loss)                $6,366      $363   $(47,912) $(3,768)
Interest expense, net             7,923     9,683     32,346   36,869
Provision for (benefit from)
 income taxes                     3,497     2,887       (987)  (1,062)
Depreciation and amortization     3,513     4,972     13,722   16,634
Recapitalization expenses (1)        19         -     87,982        -
Asset write-down (2)                  -         -          -    5,659
Non-cash stock compensation
 expense (3)                          5         5          5       20
Expenses related to permitted
 acquisition (4)                      -       498          -    1,937
Expenses related to joint care
 and other products (5)               -         -          -   12,400
Restructuring charges (6)             -     1,695          -    3,000
Price difference between PFI's
 purchased inventory and
 Leiner's manufacturing cost (7)      -        36          -      572
Expenses related to supplies to
 customers of PFI (8)                 -       388          -    1,279
Management fees (9)                 750       249      3,258    1,262
                                --------  --------  --------- --------

Credit Agreement EBITDA (10)    $22,073   $20,776    $88,414  $74,802
                                ========  ========  ========= ========


    (1) Represents consulting, transaction, legal and accounting fees associated with the May 2004 Recapitalization. These fees were included as a separate item in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.
    (2) Represents the establishment of a reserve for anticipated customer returns and the reduction of the carrying value of inventory related to certain branded products in the first quarter of fiscal 2006. This charge resulted in a reduction to gross profit in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.
    (3) Non-cash compensation expenses are included in the general and administrative expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.
    (4) Represents internal expenses incurred in connection with the PFI acquisition. These expenses are included in the general and administrative expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.
    (5) Represents add back of expense incurred in connection with the joint care customer in-stock investments, inventory reduction impact and other expenses as stipulated in the Credit Agreement Amendment. These expenses resulted in a reduction to gross profit in the consolidated statement of operations for the year ended March 25, 2006.
    (6) Represents severance and other related costs incurred in connection with the reduction in workforce in fiscal 2006. The total restructuring charges incurred were $3.8 million and this amount was included as a separate line item in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows. However, the restructuring charges allowed under the Credit Agreement Amendment were $3.0 million.
    (7) Represents the value of inventory purchased solely in connection with the PFI acquisition for prices above our manufacturing cost. This charge resulted in a reduction to gross profit in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows
    (8) Represents expenses incurred in connection with operating facilities that prior to the PFI acquisition were operated by the PFI business and to provide adequate inventory and to ensure continuous supplies to customers of PFI business. This charge resulted in a reduction to gross profit in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.
    (9) Management fees, which include professional fees incurred in connection with the Credit Agreement Amendment, are included in other operating expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.
    (10) Credit Agreement EBITDA is calculated in accordance with the definitions contained in our Credit Agreement Amendment described under "Credit Agreement EBITDA".



    CONTACT: Leiner Health Products Inc.
             Rob Reynolds, 310-952-1511
             or
             Lippert/Heilshorn & Assoc.
             Jody Burfening / Harriet Fried, 212-838-3777